UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52228	33-0344842
(Commission File Number)	(IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 210-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2011, Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a consulting agreement (the “Agreement”) with Mr. Richard G. Vincent, the Chief Financial Officer of the Company, effective as of January 1, 2011 for a term of one year. The terms of the Agreement were approved by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company.

Pursuant to the Agreement, Mr. Vincent will continue to serve as the Chief Financial Officer of the Company and provide financial and other services to the Company as an independent contractor. Under the terms of the Agreement, the Company will pay Mr. Vincent $150 per hour for services rendered thereunder. Mr. Vincent is also eligible for an annual bonus at the sole discretion of the Board or Compensation Committee. The Company previously granted Mr. Vincent options on March 7, 2011 to purchase up to 500,000 shares of the Company’s common stock, par value $0.0001 per share, at an exercise price of $0.14 per share, 25% of which options vest on each anniversary of the grant date. As an independent contractor, Mr. Vincent will not participate in any benefit plans of the Company.

The Company has also agreed indemnify Mr. Vincent from and against losses and expenses (including reasonable attorneys’ fees, judgments, settlements and all other costs, direct or indirect) actually and reasonably incurred by reason of, or based upon, any threatened, pending or completed action, suit, proceeding, investigation or other dispute relating or pertaining to any alleged act or failure to act within the course and scope of the services provided under the Agreement, provided that Mr. Vincent was not in breach of this Agreement, acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and, if any criminal proceedings are involved, had no reasonable cause to believe his conduct was unlawful.

The Agreement also contains customary confidentiality and non-solicitation provisions.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Consulting Agreement, dated as of April 27, 2011 and effective as of January 1, 2011, by and between Sorrento Therapeutics, Inc. and Richard G. Vincent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: April 27, 2011	By:	/s/ Henry Ji
	Name:	Henry Ji
	Title:	Interim Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement, dated as of April 27, 2011 and effective as of January 1, 2011, by and between Sorrento Therapeutics, Inc. and Richard G. Vincent.